News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Successful 2023 Despite Challenging Environment
Outstanding Full Year Operating and Free Cash Flow Generation
Full-Year GAAP Diluted EPS of $6.13 and As Adjusted Diluted EPS of $8.80
2024 Guidance: Net Sales Between $6.0 and $6.2 Billion; Adjusted Diluted EPS Range of $7.00 - $8.00

METTAWA, Ill., February 1, 2024 -- Brunswick Corporation (NYSE: BC) today reported full-year and fourth quarter results for 2023:
2023 Full-Year Highlights:

	FY 2023
in millions (except per share data)	GAAP	Change vs FY'22		As Adjusted	Change vs FY'22
Net Sales	$6,401.4	(6.0) %		$6,401.4	(6.0) %
Operating Earnings	$734.9	(22.5) %		$869.3	(17.1) %
Operating Margin	11.5%	(240)	bps	13.6%	(180)	bps
Diluted EPS from Continuing Operations	$6.13	(32.3) %		$8.80	(12.3) %

bps = basis points

Fourth Quarter 2023 Highlights:

	Q4 2023
in millions (except per share data)	GAAP	Change vs Q4'22	As Adjusted	Change vs Q4'22
Net Sales	$1,361.9	(14.0) %	$1,361.9	(14.0) %
Operating Earnings	$108.3	(43.5) %	$141.9	(29.8) %
Operating Margin	8.0%	(410) bps	10.4%	(240) bps
Diluted EPS from Continuing Operations	$1.03	(46.6) %	$1.45	(27.1) %

bps = basis points
"Strong cash generation, high-horsepower outboard market share gains, and steady operating performance in the fourth quarter helped close out a successful 2023 in which Brunswick delivered the second highest sales and adjusted EPS in Company history," said David Foulkes, Brunswick Chief Executive Officer. "Despite the challenging macroeconomic backdrop leading to some consumer and channel caution, resilient demand for our products and services, especially across our premium brands, together with continued cost containment and robust capital strategy execution, allowed us to deliver strong earnings and sector-leading shareholder returns, again demonstrating the robustness of our portfolio. Further, focused efforts to control inventory levels and spending enabled exceptional free cash flow conversion of 143% in the second half of the year, even while we continued to invest in new products, technologies and facilities to secure future growth."
In line with prior expectations, U.S. new boat retail sales ended 2023 down mid-to high single-digit percent versus 2022, with Brunswick performing slightly better than the overall market. With OEM, dealer and retailer inventories ending the year at appropriate levels across all our product lines, we expect our customers and distribution partners to begin 2024 with cautious ordering patterns as they weigh uncertain economic conditions and consumer health in our global markets.
Our propulsion business finished its second-best year on record, leveraging new products, market share gains and operational efficiencies to deliver consistent year-over-year operating margins despite slightly lower sales and earnings versus the historical highs in 2022. For the full-year, Mercury gained 50 basis points of overall retail outboard engine share in the U.S., and 150 basis points of retail share in outboard engines over 30 horsepower, which accounts for the majority of Mercury's investment in recent years.

Our engine parts and accessories businesses delivered another strong quarter, with Products sales up versus 2022 for the second straight quarter, and Distribution sales only slightly down versus prior year. Operating earnings and margin remained healthy, but were negatively impacted by operating variances, including those related to the final stages of the transition to the Brownsburg, Indiana distribution center.
Navico Group had a solid finish to the year, as an increased flow of new products and continued focus on cost control, business integration, and complexity reduction helped to offset a softer marine OEM market in the quarter and the considerably slower RV manufacturing environment. Despite these overall market headwinds resulting in lower sales and earnings in 2023, Navico Group continues to invest in market leading technologies and expand its customer base for integrated and connected solutions.
Finally, our boat business delivered sales and earnings in the quarter consistent with expectations, while continuing to ensure healthy pipeline inventory levels as we enter 2024. Strong demand for premium products, together with market share gains in many categories, is helping to provide a stable baseline for 2024. Freedom Boat Club had another strong quarter, continuing to integrate its recent acquisitions while growing membership and attracting a younger and increasingly diverse customer base. Over the past twelve months Freedom added many new locations in the U.S., Europe, and Australia, and now has more than 410 locations with an increasing percentage of Brunswick boats and engines," Foulkes concluded.
Reportable Segment Changes
As a reminder, effective January 1, 2023, we updated our reportable segments from three segments to four: Propulsion, Engine Parts & Accessories, Navico Group, and Boat. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change. Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2023 for more information.
2023 Fourth Quarter Results
For the fourth quarter of 2023, Brunswick reported consolidated net sales of $1,361.9 million, down from a record fourth quarter in 2022 of $1,582.7 million. Diluted EPS for the quarter was $1.03 on a GAAP basis and $1.45 on an as adjusted basis. Sales were below prior year as the impact of more measured wholesale ordering patterns by dealers, OEMs and retailers, coupled with higher discounts in select segments, were only partially offset by successful new product momentum, positive mix and pricing actions implemented in previous quarters. Operating earnings and margin declined versus a record high fourth quarter in 2022 resulting from the impact of lower net sales and prudent spending on growth initiatives, partially offset by ongoing cost containment efforts.
Additionally, versus the fourth quarter of 2022:
Propulsion segment reported a 12 percent decrease in sales due to the enterprise factors listed above, partially offset by continued market share gains in outboard engines and the acquisition of Fliteboard completed earlier in the year. Operating margins were above prior year as the impact of sales declines and higher labor inflation were more than offset by cost control and reduced material costs.
Engine Parts and Accessories segment reported a 1 percent decrease in sales with the Products business growing 3 percent over prior year and the Distribution business only slightly declining as retailer stocking in the marine channel continued to recover. Segment adjusted operating earnings and margins decreased in the quarter with slight net sales declines and higher manufacturing costs more than offsetting the impact of pricing and lower operating expenses.
Navico Group segment reported a 17 percent decrease in sales as the business experienced softer marine OEM orders and the continued weak RV manufacturing environment in the quarter. Segment adjusted operating margins decreased in the quarter primarily as a result of net sales declines which more than offset the benefit of lower operating expenses.
Boat segment reported a 22 percent decrease in sales resulting from softer wholesale orders, as dealers continue to manage pipeline levels, coupled with higher levels of selective discounting, which offset favorable mix and the impact of pricing actions taken earlier in the year. Freedom Boat Club, which is part of our Business Acceleration division, delivered another strong quarter, contributing approximately 8 percent of sales to the segment. Segment adjusted operating margin was 6 percent primarily resulting from net sales declines and continued cost inflation.

Review of Cash Flow and Balance Sheet
Cash and marketable securities totaled $479.7 million at the end of 2023, down $133.3 million from year-end 2022 levels.
Net cash provided by operating activities, which includes net earnings net of non-cash items, totaled $745.2 million during the year, up $164.8 million from prior year, primarily due to significant reduction in working capital usage.
Investing and financing activities resulted in net cash usage of $865.9 million during 2023, including $289.3 million of capital expenditures, $275.0 million of share repurchases, $112.0 million of dividend payments, $103.6 million of cash paid for acquisition of businesses, net of cash acquired, and $82.3 million of long-term debt repayments.
2024 Outlook
"2024 has the potential to be a year of steadily easing financial conditions and while we enter the year with a cautious outlook, particularly in the first quarter, we have already launched more than fifteen new products across our businesses and we remain extremely focused on delivering steady free cash flow and resilient EPS, resulting in continued strong shareholder returns. Our disciplined pipeline management, strong operational performance and continued investments in new products and growth, coupled with prudent cost containment actions, strong free cash flow generation, and a thoughtful capital strategy, provide the necessary controllable levers in this uncertain consumer and business environment. We are extremely pleased with the enormous excitement generated by Brunswick's presence at the Consumer Electronics Show in early January, where we presented our full portfolio of both already commercialized and upcoming new ACES products and technologies, and at the early-season boat shows including the positive momentum coming out of the Dusseldorf, Toronto and Minneapolis Boat Shows, all of which positions us well entering 2024. In addition, our Board of Directors increased our share repurchase authorization earlier this week and we now have over $500 million approved for repurchases, which we plan to systematically deploy consistent with our capital strategy," said Foulkes.
"Accordingly, we are providing the following guidance for 2024, anticipating:
1.U.S. marine industry retail unit sales to be flat versus 2023;

2.Net sales between $6.0 billion and $6.2 billion;
3.Adjusted operating margin of between 12.0 and 13.0 percent;
4.Free cash flow in excess of $350 million;
5.Adjusted diluted EPS in the range of $7.00 - $8.00; and
6.First quarter 2024 revenue of between $1.3 and $1.4 billion, and adjusted EPS between $1.30 and $1.40.
Let me close by expressing my extreme appreciation and gratitude to all Brunswick employees around the world as well as our many partners for their commitment, strong execution, innovation, and support to deliver such a terrific year in a challenging environment.
Finally, I hope you will join us on Thursday afternoon, February 15 at the Miami Boat Show for an Investor and Analyst Event as we showcase our many exciting new products and demonstrate the power of our technology and our enterprise synergies," Foulkes concluded.
Use of Non-GAAP Financial Information
A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, free cash flow conversion, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.
In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.
Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled
Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.
See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.
Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Thursday February 8, 2024, by calling 877-660-6853 or 201-612-7415 (Access ID: 13743636). The replay will also be available at www.brunswick.com/investors.
Forward-Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to trade policy and tariffs; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2022 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick
Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, Mercury Racing, MerCruiser and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 17,000 employees and operates in 25 countries. In 2023, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the fourth consecutive year. The Company was also named to the 2023 list of Best Companies to Work For by U.S. News & World Report and one of America’s Most Responsible Companies by Newsweek. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022	% Change
Net sales	$1,361.9	$1,582.7	(14)%	$6,401.4	$6,812.2	(6)%
Cost of sales	997.5	1,154.4	(14)%	4,614.4	4,865.0	(5)%
Selling, general and administrative expense	198.7	185.3	7%	812.2	771.4	5%
Research and development expense	42.4	50.9	(17)%	185.2	202.9	(9)%
Restructuring, exit and impairment charges	15.0	0.5	NM	54.7	25.1	NM
Operating earnings	108.3	191.6	(43)%	734.9	947.8	(22)%
Equity earnings (loss)	1.5	1.2	25%	(11.4)	4.0	NM
Other income (expense), net	0.7	(4.8)	NM	7.6	(6.1)	NM
Earnings before interest and income taxes	110.5	188.0	(41)%	731.1	945.7	(23)%
Interest expense	(27.3)	(27.7)	(1)%	(112.4)	(98.1)	15%
Interest income	2.6	3.6	(28)%	10.2	6.1	67%
Loss on early extinguishment of debt	—	—	NM	—	(0.1)	(100)%
Earnings before income taxes	85.8	163.9	(48)%	628.9	853.6	(26)%
Income tax provision	14.8	23.6	(37)%	196.3	172.3	14%
Net earnings from continuing operations	$71.0	$140.3	(49)%	$432.6	$681.3	(37)%

Net (loss) earnings from discontinued operations, net of tax	(10.1)	1.4	NM	(12.2)	(4.3)	NM
Net earnings	$60.9	$141.7	(57)%	$420.4	$677.0	(38)%

Earnings per common share:
Basic
Earnings from continuing operations	$1.03	$1.93	(47)%	$6.16	$9.11	(32)%
(Loss)/gain from discontinued operations	(0.15)	0.02	NM	(0.17)	(0.06)	NM
Net earnings	$0.88	$1.95	(55)%	$5.99	$9.05	(34)%

Diluted
Earnings from continuing operations	$1.03	$1.93	(47)%	$6.13	$9.06	(32)%
(Loss)/gain from discontinued operations	(0.15)	0.02	NM	(0.17)	(0.06)	NM
Net earnings	$0.88	$1.95	(55)%	$5.96	$9.00	(34)%

Weighted average shares used for computation of:
Basic earnings per common share	68.9	72.5		70.2	74.8
Diluted earnings per common share	69.1	72.8		70.5	75.2

Effective tax rate (A)	17.2%	14.4%		31.2%	20.2%

NM = not meaningful
(A) The increase in the effective tax rate for the year ended December 31, 2023 compared to the prior year is due to the discrete income tax expense recorded in connection with intercompany sales of intellectual property rights during the first and third quarters of 2023.

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
GAAP	$108.3	$191.6	$1.03	$1.93
Restructuring, exit and impairment charges	15.0	0.5	0.16	—
Purchase accounting amortization	15.1	13.5	0.17	0.14
Acquisition, integration, and IT related costs	3.6	(3.4)	0.04	(0.04)
IT security incident costs	(0.1)	—	—	—
Special tax items	—	—	0.05	(0.04)
As Adjusted	$141.9	$202.2	$1.45	$1.99

GAAP operating margin	8.0%	12.1%
Adjusted operating margin	10.4%	12.8%

	Twelve Months Ended
	Operating Earnings		Diluted Earnings Per Share
	Dec 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
GAAP	$734.9	$947.8	$6.13	$9.06
Restructuring, exit and impairment charges	54.7	25.1	0.61	0.25
Purchase accounting amortization	57.5	65.0	0.64	0.65
Acquisition, integration, and IT related costs	12.1	10.8	0.14	0.11
IT security incident costs	10.1	—	0.12	—
TN-BC Holdings LLC joint venture impairment	—	—	0.21	—
Special tax items	—	—	0.95	(0.04)
As Adjusted	$869.3	$1,048.7	$8.80	$10.03

GAAP operating margin	11.5%	13.9%
Adjusted operating margin	13.6%	15.4%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022
Propulsion	$590.7	$669.5	(11.8)%	$103.3	$112.6	(8.3)%	17.5%	16.8%
Engine Parts & Accessories	237.7	240.1	(1.0)%	28.2	32.3	(12.7)%	11.9%	13.5%
Navico Group	196.2	236.8	(17.1)%	(14.5)	17.0	NM	(7.4)%	7.2%
Boat	424.8	547.5	(22.4)%	24.3	58.9	(58.7)%	5.7%	10.8%
Corporate/Other	—	—		(33.0)	(29.2)	13.0%
Segment Eliminations	(87.5)	(111.2)	(21.3)%	—	—
Total	$1,361.9	$1,582.7	(14.0)%	$108.3	$191.6	(43.5)%	8.0%	12.1%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022
Propulsion	$590.7	$669.5	(11.8)%	$105.9	$112.6	(6.0)%	17.9%	16.8%
Engine Parts & Accessories	237.7	240.1	(1.0)%	28.2	32.3	(12.7)%	11.9%	13.5%
Navico Group	196.2	236.8	(17.1)%	14.8	31.3	(52.7)%	7.5%	13.2%
Boat	424.8	547.5	(22.4)%	25.1	54.8	(54.2)%	5.9%	10.0%
Corporate/Other	—	—		(32.1)	(28.8)	11.5%
Segment Eliminations	(87.5)	(111.2)	(21.3)%	—	—
Total	$1,361.9	$1,582.7	(14.0)%	$141.9	$202.2	(29.8)%	10.4%	12.8%

Segment Information - GAAP

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022
Propulsion	$2,763.8	$2,824.0	(2.1)%	$494.7	$522.9	(5.4)%	17.9%	18.5%
Engine Parts & Accessories	1,199.8	1,310.2	(8.4)%	217.4	268.0	(18.9)%	18.1%	20.5%
Navico Group	914.7	1,069.3	(14.5)%	5.2	68.2	(92.4)%	0.6%	6.4%
Boat	1,989.4	2,119.4	(6.1)%	155.6	212.8	(26.9)%	7.8%	10.0%
Corporate/Other	—	—		(138.0)	(124.1)	11.2%
Segment Eliminations	(466.3)	(510.7)	(8.7)%	—	—
Total	$6,401.4	$6,812.2	(6.0)%	$734.9	$947.8	(22.5)%	11.5%	13.9%

Segment Information - As Adjusted (Non-GAAP)

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022	% Change	Dec 31, 2023	Dec 31, 2022
Propulsion	$2,763.8	$2,824.0	(2.1)%	$504.2	$522.9	(3.6)%	18.2%	18.5%
Engine Parts & Accessories	1,199.8	1,310.2	(8.4)%	221.8	268.0	(17.2)%	18.5%	20.5%
Navico Group	914.7	1,069.3	(14.5)%	91.3	147.5	(38.1)%	10.0%	13.8%
Boat	1,989.4	2,119.4	(6.1)%	175.9	216.5	(18.8)%	8.8%	10.2%
Corporate/Other	—	—		(123.9)	(106.2)	16.7%
Segment Eliminations	(466.3)	(510.7)	(8.7)%	—	—
Total	$6,401.4	$6,812.2	(6.0)%	$869.3	$1,048.7	(17.1)%	13.6%	15.4%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$590.7	$669.5	$(78.8)	(11.8)%

GAAP Operating earnings	103.3	112.6	(9.3)	(8.3)%
Acquisition, integration, and IT related costs	1.7	—	1.7	NM
Purchase accounting amortization	0.9	—	0.9	NM
Adjusted operating earnings	$105.9	$112.6	(6.7)	(6.0)%

GAAP operating margin	17.5%	16.8%		70 bps
Adjusted operating margin	17.9%	16.8%		110 bps

Engine Parts & Accessories Segment	Three Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$237.7	$240.1	$(2.4)	(1.0)%
Operating earnings	28.2	32.3	(4.1)	(12.7)%
Operating margin	11.9%	13.5%		(160) bps

Navico Group Segment	Three Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$196.2	$236.8	$(40.6)	(17.1)%

GAAP operating earnings	$(14.5)	$17.0	$(31.5)	NM
Restructuring, exit and impairment charges	14.6	0.8	13.8	NM
Purchase accounting amortization	13.3	12.7	0.6	4.7%
Acquisition, integration and IT related costs	1.4	0.8	0.6	75.0%
Adjusted operating earnings	$14.8	$31.3	$(16.5)	(52.7)%

GAAP operating margin	(7.4)%	7.2%		NM
Adjusted operating margin	7.5%	13.2%		(570) bps

Boat Segment	Three Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$424.8	$547.5	$(122.7)	(22.4)%

GAAP operating earnings	$24.3	$58.9	$(34.6)	(58.7)%
Restructuring, exit and impairment charges	(0.5)	(0.3)	(0.2)	66.7%
Purchase accounting amortization	0.9	0.8	0.1	12.5%
Acquisition, integration and IT related costs	0.4	(4.6)	5.0	NM
Adjusted operating earnings	$25.1	$54.8	$(29.7)	(54.2)%

GAAP operating margin	5.7%	10.8%		(510) bps
Adjusted operating margin	5.9%	10.0%		(410) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Corporate/Other	Three Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
GAAP operating loss	$(33.0)	$(29.2)	$(3.8)	13.0%
Restructuring, exit and impairment charges	0.9	—	0.9	NM
Acquisition, integration and IT related costs	0.1	0.4	(0.3)	(75.0)%
IT security incident costs	(0.1)	—	(0.1)	NM
Adjusted operating loss	$(32.1)	$(28.8)	$(3.3)	11.5%

Propulsion Segment	Twelve Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$2,763.8	$2,824.0	$(60.2)	(2.1)%

GAAP operating earnings	$494.7	$522.9	(28.2)	(5.4)%
Restructuring, exit and impairment charges	2.7	—	2.7	NM
IT security incident costs	3.4	—	3.4	NM
Acquisition, integration, and IT related costs	2.5	—	2.5	NM
Purchase accounting amortization	0.9	—	0.9	NM
Adjusted operating earnings	$504.2	$522.9	(18.7)	(3.6)%

GAAP operating margin	17.9%	18.5%		(60) bps
Adjusted operating margin	18.2%	18.5%		(30) bps

Engine Parts & Accessories Segment	Twelve Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$1,199.8	$1,310.2	$(110.4)	(8.4)%

GAAP operating earnings	$217.4	$268.0	$(50.6)	(18.9)%
Restructuring, exit and impairment charges	3.3	—	3.3	NM
Acquisition, integration and IT related costs	0.6	—	0.6	NM
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$221.8	$268.0	$(46.2)	(17.2)%

GAAP operating margin	18.1%	20.5%		(240) bps
Adjusted operating margin	18.5%	20.5%		(200) bps

NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Twelve Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$914.7	$1,069.3	$(154.6)	(14.5)%

GAAP operating earnings	$5.2	$68.2	$(63.0)	(92.4)%
Restructuring, exit and impairment charges	30.5	7.7	22.8	NM
Purchase accounting amortization	53.0	61.9	(8.9)	(14.4)%
Acquisition, integration and IT related costs	2.1	9.7	(7.6)	(78.4)%
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$91.3	$147.5	$(56.2)	(38.1)%

GAAP operating margin	0.6%	6.4%		(580) bps
Adjusted operating margin	10.0%	13.8%		(380) bps

Boat Segment	Twelve Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
Net sales	$1,989.4	$2,119.4	$(130.0)	(6.1)%

GAAP operating earnings	$155.6	$212.8	$(57.2)	(26.9)%
Restructuring, exit and impairment charges	10.5	—	10.5	NM
Acquisition, integration and IT related costs	5.2	0.6	4.6	NM
Purchase accounting amortization	3.6	3.1	0.5	16.1%
IT security incident costs	1.0	—	1.0	NM
Adjusted operating earnings	$175.9	$216.5	$(40.6)	(18.8)%

GAAP operating margin	7.8%	10.0%		(220) bps
Adjusted operating margin	8.8%	10.2%		(140) bps

Corporate/Other	Twelve Months Ended		2023 vs. 2022
	Dec 31, 2023	Dec 31, 2022	$ Change	% Change
GAAP operating loss	$(138.0)	$(124.1)	$(13.9)	11.2%
Restructuring, exit and impairment charges	7.7	17.4	(9.7)	(55.7)%
IT security incident costs	4.7	—	4.7	NM
Acquisition, integration and IT related costs	1.7	0.5	1.2	NM
Adjusted operating loss	$(123.9)	$(106.2)	$(17.7)	16.7%

NM = not meaningful
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Dec 31, 2023	Dec 31, 2022
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$467.8	$595.6
Restricted cash	11.1	12.9
Short-term investments in marketable securities	0.8	4.5
Total cash and short-term investments in marketable securities	479.7	613.0
Accounts and notes receivable, net	493.2	543.0
Inventories
Finished goods	932.0	836.1
Work-in-process	181.6	209.1
Raw materials	363.2	426.2
Net inventories	1,476.8	1,471.4
Prepaid expenses and other	60.0	67.8
Current assets	2,509.7	2,695.2

Net property	1,315.8	1,270.8

Other assets
Goodwill	1,030.7	967.6
Other intangibles, net	978.0	997.4
Deferred income tax asset	186.8	203.3
Operating lease assets	152.2	114.8
Equity investments	38.7	54.0
Other long-term assets	18.6	18.2
Other assets	2,405.0	2,355.3

Total assets	$6,230.5	$6,321.3

Liabilities and shareholders' equity
Current liabilities
Short-term debt and current maturities of long-term debt	$454.7	$89.0
Accounts payable	558.0	662.6
Accrued expenses	739.4	738.3
Current liabilities	1,752.1	1,489.9

Debt	1,975.7	2,420.0
Other long-term liabilities	415.3	369.1
Shareholders' equity	2,087.4	2,042.3
Total liabilities and shareholders' equity	$6,230.5	$6,321.3

Supplemental Information
Debt-to-capitalization rate	53.8%	55.1%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	Dec 31, 2023	Dec 31, 2022
Cash flows from operating activities
Net earnings	$420.4	$677.0
Less: net loss from discontinued operations, net of tax	(12.2)	(4.3)
Net earnings from continuing operations	432.6	681.3
Depreciation and amortization	272.9	231.2
Stock compensation expense	22.4	21.9
Pension funding, net of expense	(1.3)	(1.2)
Asset impairment charges	19.5	18.9
Deferred income taxes	16.4	(18.9)
Impairment of equity method investment	19.2	—
Changes in certain current assets and current liabilities	(30.4)	(350.6)
Extended warranty contracts and other deferred revenue	14.6	13.0
Income taxes	(2.4)	(1.0)
Other, net	(18.3)	(14.2)
Net cash provided by operating activities of continuing operations	745.2	580.4
Net cash (used for) provided by operating activities of discontinued operations	(11.6)	5.7
Net cash provided by operating activities	733.6	586.1

Cash flows from investing activities
Capital expenditures	(289.3)	(388.3)
Purchases of marketable securities	—	(60.1)
Sales or maturities of marketable securities	3.8	56.4
Investments	(4.6)	(11.2)
Acquisition of businesses, net of cash acquired	(103.6)	(93.8)
Proceeds from the sale of property, plant and equipment	14.8	11.3
Cross currency swap settlements	—	42.5
Net cash used for investing activities	(378.9)	(443.2)

Cash flows from financing activities
Proceeds from issuances of short-term debt	4.7	132.2
Payments of short-term debt	(8.6)	(125.0)
Net proceeds from issuances of long-term debt	—	741.8
Payments of long-term debt including current maturities	(82.3)	(59.2)
Common stock repurchases	(275.0)	(450.0)
Cash dividends paid	(112.0)	(108.6)
Tax withholding associated with shares issued for share-based compensation	(13.8)	(16.4)
Other, net	—	(4.0)
Net cash (used for) provided by financing activities	(487.0)	110.8
Effect of exchange rate changes	2.7	(11.9)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(129.6)	241.8
Cash and cash equivalents and Restricted cash at beginning of period	608.5	366.7

Cash and cash equivalents and Restricted cash at end of period	478.9	608.5
Less: Restricted cash	11.1	12.9
Cash and cash equivalents at end of period	$467.8	$595.6

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$745.2	$580.4
Net cash (used for) provided by:
Plus: Capital expenditures	(289.3)	(388.3)
Plus: Proceeds from the sale of property, plant and equipment	14.8	11.3
Plus: Effect of exchange rate changes on cash and cash equivalents	2.7	(11.9)
Free cash flow	$473.4	$191.5

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Free Cash Flow Conversion
(in millions)
(unaudited)

	December 31, 2023
	Twelve Months Ended	Six Months Ended (A)
Free cash flow	$473.4	$384.5

GAAP net earnings from continuing operations	$432.6	$184.9
Restructuring, exit and impairment charges	54.7	31.3
Purchase accounting amortization	57.5	29.2
Acquisition, integration and IT related costs	12.1	5.1
IT security incident costs	10.1	2.0
TN-BC Holdings LLC joint venture impairment	19.2	19.2
Tax impact of items above	(32.8)	(17.1)
Special tax items	66.7	15.0
Adjusted net earnings from continuing operations	$620.1	$269.6

Free cash flow conversion (B)	76%	143%

(A) Six months ended December 31, 2023 figures are calculated by subtracting six months ended July 1, 2023 figures from December 31, 2023 full year figures. See reconciliation of Non-GAAP measures in the 8-K filed on July 27, 2023 for the reconciliation of Free cash flow for the six months ended July 1, 2023.

(B) Free cash flow conversion is calculated as Free cash flow divided by Adjusted net earnings from continuing operations.